EXHIBIT 10.6
RSU AGREEMENT
     THIS RSU AGREEMENT (the “Agreement”) is made and entered into as of May 19, 2010 by and between Alexza Pharmaceuticals, Inc. (“Alexza”) and                           (“Executive”).
RECITALS
     A. Executive is an executive officer of Alexza and is a participant in Alexza’s 2009-2010 Performance Plan (the “Plan”).
     B. Pursuant to the terms of the Plan, among other terms, Executive is entitled to a bonus consisting of stock options, restricted stock units (“RSU’s”) and cash, and the vesting of the RSU’s is conditioned upon the approval by the FDA of Alexza’s NDA for AZ-004 (Staccato® loxapine) (“Approval”).
     C. Alexza does not currently have sufficient shares reserved pursuant to its 2005 Equity Incentive Plan to issue all of the RSU’s to all participants in the Plan.
     D. Subject to the terms and conditions of this Agreement, the parties wish to modify the terms of the Plan as they apply to Executive.
     THE PARTIES AGREE AS FOLLOWS:
1. Issuance and Vesting of RSU’s. Subject to the terms and conditions of this Agreement, the parties agree that the RSU’s that Executive is entitled to under the Plan will be issued to Executive on January 3, 2011, and such RSU’s shall vest on the later of (i) the date of issuance, or (ii) the date of the Approval.
2. Payment of Cash Bonus. Subject to the terms and conditions of this Agreement, if Approval occurs prior to January 1, 2011, Alexza will pay Executive 50% of the cash bonus due Executive under the Plan within 10 business days after Approval. The parties acknowledge that this payment will not in any way limit the total cash bonus due Executive under the Plan, the remainder of which will be paid pursuant to the terms of the Plan .
3. Employment at Will. Executive acknowledges that he is an employee at will of Alexza, and nothing in this Agreement shall be construed to alter that relationship.
     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.
ALEXZA PHARMACEUTICALS, INC.

By:

[Executive Officer]